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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-80339) and related Prospectus of Excel Legacy
     Corporation for the registration of certain securities; the Registration Statement (Form S-3 No. 333-79673) and related Prospectus of
     Excel Legacy Corporation for the registration of certain securities; and the Registration Statement (Form S-8 No. 333-68597) pertaining to the 1998 Stock Option Plan of Excel Legacy Corporation of our report dated January 21, 2000 (except for Note 13, as to which the date is February 29, 2000), with respect to the consolidated financial statements and schedules of Price Enterprises, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended
     December 31, 1999.


                                                        /s/ ERNST & YOUNG LLP

     San Diego, California
     March 28, 2000